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                                                                    EXHIBIT 10.8


                               FINANCING AGREEMENT

                  FINANCING AGREEMENT, dated as of June 30, 2000, among THE PATHWAYS GROUP, INC., a Delaware corporation (the "Company"), CAREY F. DALY, II ("Daly"),JOLSON MERCHANT PARTNERS GROUP LLC, a Delaware limited liability company ("Jolson") and HARVEST OPPORTUNITY PARTNERS LP, a Delaware limited partnership ("Harvest"; Harvest and Jolson are collectively referred to herein as the "Lender").

                               W I T N E S S E T H

                  WHEREAS, the Company desires to issue and sell to the Lender senior secured promissory notes of the Company, and the Lender is willing to purchase such senior secured promissory notes, on the terms and conditions set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the premises and of the mutual representations and covenants contained herein, the parties hereto agree as follows:

                  Section 1. DEFINITIONS AND ACCOUNTING MATTERS.

                  1.1 CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings:

                  "ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder as in effect from time to time.

                  "COMMON STOCK" shall mean the Common Stock, par value $0.01 per share, of the Company.

                  "CLOSING DATE" shall mean the date on which the Initial Note is issued by the Company and purchased by the Lender.

                  "COMMITMENT FEE" shall have the meaning set forth in Section
2.6 hereof.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "EVENT OF DEFAULT" shall have the meaning set forth in the Note.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder as in effect from time to time.



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                  "EXCHANGE NOTE" shall mean the Note issued pursuant to Section
4.1 hereof.

                  "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States.

                  "GOVERNMENTAL AUTHORITY" shall mean (a) the government of any federal, state, municipal or other political subdivision in which property of the Company or any of its Subsidiaries is located and (b) any other government exercising jurisdiction over the Company or any of its Subsidiaries, including all agencies and instrumentalities of such government.

                  "GOVERNMENTAL REQUIREMENTS" shall mean laws, ordinances, statutes, codes, rules, regulations, orders, decrees and judgments of any Governmental Authority.

                  "INITIAL NOTE" shall have the meaning set forth in Section 2.5 hereof.

                  "INITIAL WARRANT" shall have the meaning set forth in Section
5.2 hereof.

                  "INTELLECTUAL PROPERTY SECURITY AGREEMENT" shall mean the Intellectual Property Security Agreement, as shall be mutually agreed by the Company and the Lender, as amended or supplemented from time to time.

                  "LINE OF CREDIT" shall mean the line of credit up to an aggregate principal amount of $1,350,000, to be provided by the Lender to the Company.

                  "LINE OF CREDIT NOTE" shall have the meaning set forth in
Section 3.2 hereof.

                  "MATURITY DATE" shall mean the earlier of (i) June 30, 2001, or (ii) the date on which an Event of Default shall occur.

                  "MJT WARRANT" shall have the meaning set forth in Section 8.8 hereof.

                  "1999 WARRANTS" shall mean the aggregate of 1,250,000 warrants, issued in connection with the Company's issuance and sale of the Series A Preferred Stock, plus the aggregate of 100,000 dividend warrants accrued pursuant thereto through the date hereof.

                  "NOTE" or "NOTES" shall mean the Series A Senior Secured Note or Notes of the Company, in substantially the form of Exhibit A attached hereto, and shall include the Initial Note, the Line of Credit Note, the Exchange Note and any notes issued in substitution or exchange therefor.

                  "PENALTY WARRANT" shall have the meaning set forth in
Section 9.2.


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                  "PERMITTED LIENS" shall mean (i) liens for taxes, assessments or governmental charges or levies on its property, if such taxes, assessments or governmental charges or levies shall not at the time be due and delinquent or if the same thereafter can be paid without penalty or if the Company shall currently be contesting the validity thereof in good faith, provided adequate reserves therefor have been set aside; and (ii) liens consisting of (A) pledges or deposits to secure obligations of the Company under workmen's compensation or other similar laws, (B) pledges or deposits to secure performance in connection with bids, tenders, contracts or leases entered into in the ordinary course of business to which the Company is a party, (C) deposits to secure public or statutory obligations of the Company; or (D) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business or deposits to obtain the release of such liens;

                  "REGISTRABLE SHARES" means, collectively, (i) the Warrant Shares, (ii) the shares of Common Stock issuable upon exercise of the 1999 Warrants, and (iii) if at the time a registration statement is filed pursuant to
Section 9.1 hereof, any Penalty Warrants have been issued, the shares of Common Stock issuable upon exercise of the Penalty Warrants.

                  "SECURITY AGREEMENT" shall mean the Security Agreement, in substantially the form of Exhibit C attached hereto, as amended, modified or supplemented from time to time.

                  "SERIES A PREFERRED STOCK" shall mean, collectively, the outstanding 300,000 shares of Series A Preferred Stock, par value $0.01 per share, of the Company.

                  "TRANSACTION DOCUMENTS" shall mean, collectively, this Agreement, the Notes, the Security Agreement, the Intellectual Property Security Agreement and the Warrants.

                  "WARRANT SHARES" shall mean the shares of Common Stock issuable upon exercise of the Warrants.

                  "WARRANT" shall mean each warrant entitling the holder thereof to purchase shares of Common Stock on the terms set forth therein, in substantially the form of Exhibit B attached hereto, which are issued pursuant to the terms of this Agreement.

                  1.2 ACCOUNTING TERMS. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP and, except as otherwise herein expressly provided, the term AGAAP" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation.


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                  Section 2. THE NOTES.

                  2.1 THE NOTES. Each Note to be issued and sold by the Company hereunder shall have the following terms and conditions:

                  (a) each Note shall bear interest at 10.0% per annum, based on a year of 365 days and actual days elapsed;

                  (b) each Note shall mature and be payable in full on the Maturity Date; and

                  (c) each Note shall be secured in accordance with the Security Agreement and the Intellectual Property Security Agreement.

                  2.2 PAYMENTS. Any payments and prepayments made on account of the principal of the Notes shall be recorded by the Lender on its books and endorsed by the Lender on the schedule attached to the Notes or any continuation thereof; but no failure by the Lender to make, or any delay in making, such recording or endorsement shall affect the obligations of the Company under this Agreement or the Notes.

                  2.3 REPAYMENT OF THE NOTES. The Company shall pay the unpaid principal amount of the Notes in full on the Maturity Date. At any time, the Company may, at its option, prepay the Notes, in whole or in part at any time, without premium or penalty.

                  2.4 INTEREST. The Company will pay to the holders of the Notes interest on the unpaid principal amount of the Notes for the period commencing on the date such principal amount shall have been borrowed by the Company to but excluding the date on which the principal amount of the Notes shall be paid in full, at a rate equal to 10 percent per annum. Interest shall be calculated on the basis of a year of 365 days, and actual days elapsed. So long as no Event of Default shall have occurred and be continuing, accrued interest shall be due and payable on the Maturity Date.

                  2.5 INITIAL NOTES. Subject to the terms and conditions of this Agreement, the Lender agrees to purchase a Note of the Company in an aggregate principal amount of $650,000 (the "Initial Note") on the Closing Date, upon satisfaction of the conditions set forth in Section 7.1 hereof. The Initial Notes shall be issued to Jolson and Harvest in such principal amounts, aggregating $650,000, as Jolson and Harvest shall notify the Company prior to the Closing Date. On the Closing Date, the Lender shall purchase the Initial Notes by transmitting immediately available funds in the amount of $650,000, of which $600,000 shall be wired to the account of the Company specified to the Lender in writing prior to the Closing Date, and of which $50,000 shall be retained by the Lender as payment of the Commitment Fee in accordance with
Section 2.6 hereof.

                  2.6 COMMITMENT FEE. As consideration for the Lender's agreement to purchase the Notes and provide the Line of Credit, the Company agrees to pay to the Lender on the Closing Date a commitment fee (the "Commitment Fee") equal to $50,000. The Company



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acknowledges and agrees that the Lender shall retain the amount of the
Commitment Fee out of the purchase price for the Initial Note.

                  Section 3. LINE OF CREDIT.

                  3.1 LINE OF CREDIT. The Lender hereby agrees to provide to the Company a Line of Credit in the maximum principal amount of $1,350,000. The Line of Credit shall be available, in one or more advances, to the Company at any time prior to the Maturity Date, upon satisfaction of the following conditions:

                  (a) the Company shall have delivered to the Lender the Line of Credit Note in accordance with Section 3.2 hereof;

                  (b) the Company shall have delivered to the Lender Warrants for the purchase of up to 1,035,000 shares of Common Stock, in accordance with
Section 5.3 hereof;

                  (c) the Company shall have achieved the following performance milestones:

                      (i) the Company shall have reduced its monthly expenses to an aggregate amount of less than $500,000, and the Company shall have provided evidence thereof which is reasonably satisfactory to the Lender; and

                      (ii) the Company shall have earned revenues in an amount as shall be reasonably agreed upon by the Company and the Lender;

                  (d) no Event of Default shall have occurred and be continuing;

                  (e) the Company shall have provided to the Lender with a notice of borrowing, specifying the amount requested to be borrowed, at least one Business Day prior to the requested borrowing date.

If the Company shall have satisfied the aforesaid conditions precedent, the Lender shall make advances under the Line of Credit in accordance with the notices of borrowing received from the Company.

                  3.2 LINE OF CREDIT NOTE. The Line of Credit shall be evidenced by a Note in the maximum aggregate principal amount of $1,350,000 (the "Line of Credit Note"). The Company shall issue and deliver the Line of Credit Note prior to the initial borrowing under the Line of Credit. Any payments and prepayments made on account of the principal of the Line of Credit Note shall be recorded by the Lender on its books and endorsed by the Lender on the schedule attached to the Line of Credit Note or any continuation thereof; but no failure by the Lender to make, or any delay in making, such recording or endorsement shall affect the obligations of the Company under this Agreement or the Line of Credit Note.

                  3.3 INTEREST RESERVE. The Company hereby agrees that the Lender shall be authorized to reserve out of the available Line of Credit an amount not to exceed $200,000,



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which amount shall be applied by the Lender to the payment of accrued but unpaid interest on the outstanding Notes on the Maturity Date to the extent that the Company shall not have otherwise paid the accrued interest on the Maturity Date.

                  Section 4. EXCHANGE NOTES.

                  4.1 ISSUANCE OF EXCHANGE NOTES. Subject to the terms and conditions of this Agreement, the Company shall issue Notes (each, an "Exchange Note") to the holders of the outstanding Series A Preferred Stock in exchange for the surrender by each such holder of all of the shares of Series A Preferred Stock held by such holder. The Exchange Notes shall be issued in an aggregate principal amount equal to the sum of (a) $3,000,000, which is the aggregate Liquidation Value (as defined in the Certificate of Designations for the Series A Preferred Stock) of the outstanding shares of Series A Preferred Stock, plus
(b) an amount equal to the accrued but unpaid dividends on the outstanding Series A Preferred Stock equal to $225,000 through the date hereof. The Exchange Notes shall be issued to each holder of the Series A Preferred Stock in direct proportion to the percentage of all outstanding shares of Series A Preferred Stock held by such holder. The Company shall issue each such Exchange Note to a holder of Series A Preferred Stock only upon the surrender to the Company for cancellation of the certificates evidencing the Series A Preferred Stock held by such holder. Upon the issuance of an exchange note in exchange for the Series A Preferred Stock, all dividends and warrants issuable pursuant to the terms of the Series A Preferred Stock shall thereupon cease to accrue. The Company's failure to issue an Exchange Note because of the failure of a holder of Series A Preferred Stock to surrender the certificate evidencing such Series A Preferred Stock shall not constitute a default by the Company hereunder.

                  4.2 TERMS OF EXCHANGE NOTES. Each Exchange Note shall have the same terms and conditions as the Initial Note and the Line of Credit Note, and shall be PARI PASSU with such Notes.

                  4.3 REPRICING OF 1999 WARRANTS. Simultaneously with the issuance of the Exchange Notes or as soon thereafter as practicable, the Company agrees that it shall amend the terms of the 1999 Warrants to provide that the exercise price of the 1999 Warrants shall equal the exercise price of the Initial Warrant. The Company and the Lender shall cooperate with each other to execute such amendments to the 1999 Warrants as shall be necessary to implement the foregoing change in the exercise price of the 1999 Warrants. Except for the foregoing, the terms and provisions of the 1999 Warrants shall remain unmodified and unaffected.

                  Section 5. ISSUANCE OF WARRANTS.

                  5.1 WARRANTS GENERALLY. In consideration for the agreements of the Lender set forth herein, the Company agrees to issue Warrants to the Lender on the terms and conditions set forth in this Agreement. Each Warrant shall have the following terms and conditions:



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                  (a) each Warrant shall be immediately exercisable, and shall expire on the date which is the third anniversary of the Closing Date;

                  (b) each Warrant shall be exercisable to purchase one share of Common Stock at a price equal to the lesser of (i) $1.00, or (ii) the average closing price of the Company's Common Stock, as reported on the NASDAQ SmallCap Market for twenty trading days, commencing ten trading days before the Closing Date and ending on the tenth trading day following the Closing Date;

                  (c) each Warrant shall have the terms and conditions set forth in the form of Warrant attached hereto;

                  (d) each Warrant may be exercised, in whole or in part, by payment in cash or by certified or bank check or by wire transfer, or in accordance with the terms of the Warrant, by a cashless exercise; and

                  (e) the holder of each Warrant shall be entitled, at each meeting of stockholders of the Company while the Warrants are outstanding and have not been exercised, a number of votes equal to the number of Warrant Shares which would be then issuable upon exercise of the Warrants, only to the extent that such Warrants have not been exercised at such time; each holder of Warrants shall be eligible to cast such votes with the Common Stock, and the record date for casting such votes shall be the same as the record date for the record holders of the Company's Common Stock.

                  5.2 INITIAL WARRANT. On the Closing Date, the Company shall issue to the Lender a Warrant (the "Initial Warrant") to purchase up to an aggregate of 965,000 Warrant Shares. Immediately after the tenth trading day following the Closing Date, the Company and the Lender shall agree as to the exercise price of such Warrant in accordance with the formula set forth in
Section 5.1(b) hereof.

                  5.3 LINE OF CREDIT WARRANT. Prior to the Company's first borrowing under the Line of Credit, the Company shall issue to the Lender a Warrant (the "Line of Credit Warrant") to purchase up to an aggregate of 1,035,000 shares of Common Stock. Such Line of Credit Warrant shall become exercisable in tranches, in the same proportion as the Company's borrowings under the Line of Credit bear to the aggregate available principal amount under the Line of Credit; PROVIDED, HOWEVER, that for purposes of this Section 5.3 the amount of the Line of Credit reserved for payment of interest pursuant to
Section 3.3 hereof shall be deemed to be outstanding.



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                  Section 6. REPRESENTATIONS AND WARRANTIES.

                  6.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Lender as follows:

                  (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its respective properties and to carry on its business in the places and in the manner as currently conducted and as currently contemplated to be conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions where the failure to so qualify or be in good standing would have a material adverse effect on the business or financial condition of the Company.

                  (b) The execution, delivery and performance by the Company of the Transaction Documents are within the corporate power of the Company, and the Transaction Documents have been duly and validly authorized, executed and delivered by the Company. This Agreement constitutes, and when the other Transaction Documents are executed and delivered for value such other Transaction Documents will constitute, the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforceability may be subject to bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and to general equitable principles.

                  (c) The authorized capital stock of the Company is as set forth in the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1999, as further reported in the Company's Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2000. All outstanding shares of Common Stock and Preferred Stock were duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of any preemptive rights. Upon issuance of the Warrant Shares issuable pursuant to the exercise of the Warrants against payment therefor in accordance with the Warrants, such Warrant Shares will have been duly authorized and validly issued and will be fully paid and nonassessable.

                  (d) The execution and delivery by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby do not and will not: (i) violate, constitute a default under, or result in a breach of, any agreement or understanding to which the Company is a party or any judgment, order, decree, law, rule or regulation to which the Company is subject; (ii) contravene the Certificate of Incorporation or By-Laws of the Company; (iii) require the authorization, approval, order, license, permit or consent of, or filing or registration with, any court or Governmental Authority, or consent of any other party; (iv) result in the creation of, or give any party the right to create, any liens or encumbrances upon any assets of the Company, except as contemplated hereby; (v) terminate or give any party the right to terminate, abandon or refuse to perform any agreement, arrangement or commitment to which the Company is a party or by which any of its assets are bound; or (vi) violate any Governmental Requirements to which the Company or any of its assets are subject.



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                  (e) There is no claim, action, suit, proceeding, investigation or criminal proceeding, at law or in equity, before any Governmental Authority (collectively, "Proceedings") pending or, to the Company's knowledge, threatened against the Company, which, if adversely determined, would, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, of the Company, or would materially adversely affect consummation of the transactions contemplated by the Transaction Documents, or which challenges the validity or propriety of the transactions contemplated by the Transaction Documents.

                  (f) The Company has good and marketable title to all of its principal properties and assets, real and personal, tangible and intangible, free and clear of all liens, charges and encumbrances except for Permitted Liens and other liens which do not interfere materially with possession, ownership or use of any real or personal property of the Company.

                  (g) The consolidated balance sheet of the Company at December 31, 1999, and the related consolidated statement of operations and consolidated statement of changes in stockholders= equity for the fiscal year then ended, including the notes thereto, as audited by PricewaterhouseCoopers LLP, independent public accountants (the "Financial Statement"), as reported on the Company's Form 10-KSB for the fiscal year ended December 31, 1999, have been delivered to the Lender. The Financial Statement, together with the notes thereto, have been prepared in accordance with GAAP applied on a basis consistent throughout all periods presented; such statement is correct and complete in all material respects as contemplated by GAAP, is reconcilable to the books and records of the Company in all material respects, and presents fairly the financial position of the Company as of the date and for the period indicated.

                  6.2 REPRESENTATIONS BY THE LENDER. The Lender hereby represents and warrants to the Company as follows:

                  (a) Jolson is a limited liability company, duly organized under the laws of the State of Delaware. Harvest is a limited partnership duly organized under the laws of the State of Delaware. The Lender has the power to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of each of Jolson and Harvest, enforceable against each of them in accordance with its terms, except as such enforceability may be subject to bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and to general equitable principles.

                  (b) The execution and delivery by the Lender of this Agreement and the consummation of the transactions contemplated hereby will not violate, constitute a default under or result in a breach of, its organizational documents or any agreement or understanding to which the Lender is a party or any Governmental Requirement to which the Lender or any of its assets is subject.


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                  (c) Each of Jolson and Harvest is an "accredited investor"
within the meaning of Regulation D under the Act.

                  (d) The Lender acknowledges that the Warrant Shares have not been registered under the Act and applicable state securities laws, and accordingly, constitute "restricted securities" for purposes of the Act and such state securities laws. The Lender further acknowledges and agrees that the Lender will not be able to transfer such shares except upon compliance with the registration requirements of the Act and applicable state securities laws or exemptions therefrom. The Lender agrees that the certificate evidencing the shares may contain a restrictive legend to such effect.

                  (e) The Lender is not an officer, director or "affiliate" (as that term is defined in Rule 405 promulgated under the Act) of the Company.

                  (f) The Lender has received and reviewed the following documents constituting the periodic reports filed by the Company with the SEC:

                      (i) the Company's Annual Report on Form 10-KSB for its fiscal year ended December 31, 1999; and

                      (ii) the Company's Quarterly Report on Form 10-QSB for its fiscal quarter ended March 31, 2000.

                  (g) The Lender has such knowledge and expertise in financial and business matters that the Lender is capable of evaluating the merits and risks involved in an investment in the Notes and the Warrants and acknowledges that an investment in the Notes and the Warrants entails a number of very significant risks and funds should only be invested if the Lender is able to withstand the total loss of his investment.

                  (h) Except as set forth in this Agreement or the other Transaction Documents, no representations or warranties have been made to the Lender by the Company or any agent, employee or affiliate of the Company. The Lender has relied solely on the representations, warranties, covenants and agreements of the Company in this Agreement and the other Transaction Documents, and on the Lender's independent investigation in making its decision to acquire the Notes and the Warrants.

                  Section 7. CONDITIONS PRECEDENT TO CLOSING DATE.

                  7.1 CONDITIONS PRECEDENT TO THE CLOSING DATE. The obligation of the Lender to purchase the Initial Note shall be subject to the satisfaction of the following conditions on or prior to the Closing Date:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing



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Date as though made on and as of the Closing Date, except to the extent that any such representation and warranty relates solely to a prior date.

                  (b) PERFORMANCE BY THE COMPANY. The Company shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

                  (c) NO LITIGATION. There shall be no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority, pending or, to the knowledge of the Company, threatened by or against the Company or any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby, and there shall be no writ, injunction, preliminary restraining order or any order of any nature issued by any Governmental Authority directing that the transactions provided for herein not be consummated as provided herein.

                  (d) CORPORATE DOCUMENTS. The Lender shall have received a true and complete copies of (i) the Certificate of Incorporation and the By-laws of the Company, and (ii) the resolutions of the Board of Directors of the Company authorizing the transactions contemplated by this Agreement and each of the other Transaction Documents.

                  (e) SECURITY AGREEMENT. The Company shall have executed and delivered to the Lender the Security Agreement.

                  (f) FURTHER ASSURANCES. The Lender shall have received such other documents and instruments as the Lender shall reasonably request.

                  Section 8. COVENANTS.

                  8.1 TRANSACTION DOCUMENTS TO BE DELIVERED. As soon as practicable after the Closing Date, but in no event later than July 12, 2000, the Company shall deliver to the Lender the following:

                  (a) an executed Intellectual Property Security Agreement, in form suitable for filing with the Office of Patents and Trademarks, as shall be mutually acceptable to the Lender and the Company;

                  (b) executed UCC financing statements, in appropriate form for filing, with respect to all collateral subject to the UCC, as set forth in the Security Agreement;

                  (c) an opinion of counsel to the Company, reasonably satisfactory to the Lender, as to the enforceability of the Company's obligations under the Transaction Documents; and

                  (d) such other instruments and documents as the Lender shall reasonably request.



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

                  8.2 RESERVATION OF SHARES. So long as the Warrants are outstanding, the Company shall at all times reserve for issuance out of the authorized but unissued shares of Common Stock of the Company a number of shares equal to the maximum number of Warrant Shares that may be issued upon exercise of the Warrants.

                  8.3 SENIOR INDEBTEDENSS. For so long as the Notes are outstanding, the Company shall maintain the Notes as the senior secured indebtedness of the Company, and shall not issue any indebtedness having rights in liquidation senior to the Notes.

                  8.4 ISSUANCE OF EXCHANGE NOTES. As soon as practicable after the Closing Date, the Company shall issue the Exchange Notes against delivery for cancellation of the certificates evidencing the Series A Preferred Stock. The Lender shall cooperate with the Company in effecting the exchange, including interacting with the other holders of the Series A Preferred Stock.

                  8.5 CONVERSION OF INDEBTEDNESS. As soon as practicable after the Closing Date, Daly shall convert all loans payable to Daly (including accrued interest) to the Company which are outstanding on the Closing Date into shares of Common Stock at the rate of one share of Common Stock for each $1.00 of such indebtedness. The amount of such indebtedness of the Company to Daly as of the Closing Date shall exclude accrued but unpaid salary (other than accrued bonuses) and ordinary and reasonable business expenses incurred by Daly on behalf of the Company in accordance with the Company's customary policies, and shall be computed by the Company's accounting department and certified to the Lender prior to the conversion thereof.

                  8.6 ELECTION OF DIRECTORS; VISITATION RIGHTS.

                  (a) Subject to compliance with the requirements of the Exchange Act, the General Corporation Law of the State of Delaware, and the Company's Certificate of Incorporation and By-Laws, the Company agrees to appoint to the Board of Directors such number of independent directors as shall constitute a majority of the Board of Directors of the Company; PROVIDED, HOWEVER, that the total number of members of the Board of Directors shall be nine, and the number of independent directors to be named hereunder shall be five; and PROVIDED FURTHER, that the Company may propose as an independent director pursuant to this Section 8.5 any member of the current Board of Directors who is deemed to be independent under applicable rules and regulations. The Company shall nominate such persons to be independent directors and the Lender shall consent to such nominations prior to the election of such persons as directors of the Company or prior to the submission of such directors to the stockholders for election in accordance with the Exchange Act. If the directors to be elected are submitted to the stockholders for approval, the Lender agrees to cast all of its votes in favor of the slate of nominees to which the Lender has previously approved.

                  (b) The Company shall provide the Lender with no less than 24 hours' notice (whether in writing, by E-mail, facsimile or telephone) of each meeting of the Board of

Directors. The Lender shall have the right to have one representative attend each such meeting, but such representative shall not have any right to vote on any matters brought before the Board.

                  (c) The Company agrees that the independent directors on the Board of Directors shall review and consent to each related party transaction (as such term is defined in Regulation S-K under the Act and the Exchange Act) between the Company and any of its executive officers, directors or other affiliates, including, without limitation, all management fringe benefits, and specifically, private plane expenses incurred by management.

                  8.7 PREEMPTIVE RIGHT. For so long as any Warrants are outstanding, in the event that the Company proposes to issue any shares of Common Stock or shares of any other capital stock of the Company or carrying any rights or warrants to purchase capital stock of the Company, the holders of the Warrants shall have a preemptive right to subscribe for or to purchase PRO RATA additional shares of Common Stock or such shares of other capital stock or such other securities of the Company. Such preemptive right shall not apply, however, to any shares of capital stock of the Company issued upon the exercise of any option granted in connection with the compensation of any employee of the Company or any consultant retained by the Company or pursuant to any employee stock option plan established by the Company. The Company shall give notice of any proposed issuance as aforesaid to each holder of the Warrants at least 15 days prior thereto, and each holder shall be given a reasonable opportunity on reasonable conditions as fixed by the Company's Board of Directors to subscribe for or to purchase the same percentage of such shares of Common Stock or other capital stock or securities as the shares of Common Stock issuable upon exercise of outstanding Warrants on the date of such notice bear to the then total number of issued and outstanding shares of Common Stock, at the same price and upon the same terms and conditions as contained in such proposed issuance.

                  8.8 STRATEGIC ADVISOR. The Company agrees that it shall engage Mitchum, Jones & Templeton ("MJT"), on a non-exclusive basis, to review strategic alternatives for the Company, such that MJT will prepare and deliver, no later than July 31, 2000, to the Board of Directors of the Company a recommendation on the strategic alternatives facing the Company. The Company shall execute and deliver to MJT an engagement letter in the customary form used by MJT for transactions of this kind. As consideration for the services of MJT in such capacity, the Company agrees to (a) reimburse MJT for its reasonable out-of-pocket expenses up to a maximum of $50,000 (against reasonable detail therefor) in preparing such report and review the Company's strategic alternatives, and (b) issue to MJT a Warrant (the "MJT Warrant"), on the same terms and conditions as the Initial Warrant, entitling MJT to purchase an aggregate of 300,000 shares of Common Stock, which includes the 150,000 warrants already agreed to by the Company in connection with MJT's buy-side advisory work prior to the date hereof, and 150,000 warrants with respect to the engagement contemplated by this Section 8.8.

                  8.9 MONTHLY FINANCIAL INFORMATION. For so long as the Notes are outstanding, the Company shall provide to the Lender an internally-prepared balance sheet and income statement for each calendar month. Such financial statements shall be delivered to the Lender no later than the fifteenth day of the next succeeding calendar month.

                  Section 9. REGISTRATION RIGHTS.

                  9.1 REGISTRATION OF REGISTRABLE SHARES. As soon as practicable after the Closing Date, the Company will file a registration statement (the "Registration Statement") under the Act, with respect to all of the Registrable Shares, and the Company shall use its best efforts to cause such Registration Statement to become effective as soon as practicable after filing. In connection therewith, each holder of Warrants and 1999 Warrants will provide in a timely manner all such information and materials pertaining to it as may be required in order to permit the Company to comply with all applicable requirements of the Commission and to obtain the acceleration of the effective date of the Registration Statement. In connection with such registration, the Company shall keep the Registration Statement effective until the earliest of (i) when each holder has sold its Registrable Shares, (ii) one year following the effective date of the Registration Statement, or (iii) the date the Registrable Shares may be sold under Rule 144 under the Act.

                  9.2 PENALTY WARRANTS.

                  (a) If the Company shall have failed to file a Registration Statement with respect to the Registrable Shares by the close of business on July 17, 2000 (the tenth business day following the Closing Date), the Company shall issue to the Lender a warrant to purchase up to an additional 200,000 shares of Common Stock, which warrant shall be exercisable at $0.01 per share, shall expire three years from the date of issuance, and shall otherwise have the same terms and provisions as the Warrants. On the last business day of each calendar month following July 2000, during which the Company shall have failed to file a Registration Statement as required by Section 9.1 hereof, the Company shall issue to the Lender an additional warrant to purchase 200,000 shares of Common Stock on the terms and conditions set forth in this Section 9.2(a).

                  (b) If the Company shall have filed a Registration Statement, and shall thereafter receive comments on such Registration Statement from the Securities and Exchange Commission, the Company shall respond to such comments within ten days following the Company's actual receipt of such letter. If the Company fails to respond to such comments within such 10-day period, the Company shall issue to the Lender a warrant to purchase up to an additional 200,000 shares of Common Stock, which warrant shall be exercisable at $0.01 per share, shall expire three years from the date of issuance, and shall otherwise have the same terms and provisions as the Warrants. On the last business day of each calendar month following the expiration of such 10-day period, during which the Company shall have failed to respond to the SEC's comments, the Company shall issue to the Lender an additional warrant to purchase 200,000 shares of Common Stock on the terms and conditions set forth in this Section 9.2.

                  (c) Each warrant issued by the Company pursuant to this
Section 9.2 is referred to as a "Penalty Warrant".

                  9.3 PIGGYBACK REGISTRATION RIGHTS. If, at any time prior to the time a Registration Statement is filed and has become effective, the Company proposes to register any shares of its Common Stock under the Act or similar federal statute (other than on Form S-8 or any successor form to be offered to employees of an issuer pursuant to an employee benefit plan), the Company shall give at least 45 days' prior written notice thereof to the holders of the Warrants, and, upon the request of such holders, include in such registration, at the cost and expense of the Company any of the Warrant Shares; PROVIDED, HOWEVER, that the Company shall not be obligated to do so more than twice; and PROVIDED, FURTHER, that if any such registration relates to a firmly underwritten offering for the account of the Company and if the managing underwriter of such offering advises the Company in writing that, in its opinion, inclusion of such Warrant Shares as requested would adversely affect such offering, then such Warrant Shares shall, to such extent, be excluded from such registration, on such basis as the Company shall deem to be fair and equitable.

                  9.4 COMPLIANCE WITH THE ACT. In connection with any Registration Statement referred to herein, the Company shall comply with all applicable rules and regulations of the Securities and Exchange Commission, or of any similar federal commission, including the Act, and shall make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) covering a period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the registration statement, which earnings statement will satisfy the provisions of
Section 11(a) of the Act.

                  9.5 DELIVERY OF PROSPECTUSES. The Company agrees to furnish to the holders of the Registrable Shares, at its own expense, such number of prospectuses conforming to the requirements of the Act or any similar federal statute, relating to the shares subject thereto as may from time to time be requested by such holders. Further, the Company shall, at its own expense in connection with any registration herein:

                  (a) Use its best efforts to register or qualify the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the holders of the Registrable Shares shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable the Lender or any underwriter to offer such shares for them to consummate the disposition thereof in such jurisdictions, during a period of six months subsequent to the effective date of such registration statement; PROVIDED, HOWEVER, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by such registration statement in any jurisdiction where it is not then so subject; and

                  (b) Notify the holders of the Registrable Shares, at any time when a prospectus relating to the Registrable Shares is required to be delivered under the Act, of the happening of any event which the Company, in its best judgment, believes would make a supplement to, or an amendment of, such prospectus necessary or appropriate, and at the Lender's request, prepare and furnish thereto a reasonable number of copies of any supplement to, or any amendment of, such prospectus that may be necessary so that, as thereafter delivered to the purchasers of any of the Registrable Shares, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  9.6 INDEMNIFICATION. In the event of the registration of any of the Registrable Shares, the Company shall indemnify the initial holders of the Registrable Shares, and shall hold such holders harmless against any losses, claims, damages or liabilities, joint or several, to which such holders may become subject under the Act or any similar federal statute, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Shares are registered under the Act or similar federal statute, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holders for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, however, that to the extent that any such loss, claim, damage or liability arises out of, or is based upon, an actual or alleged untrue statement or omission made in such registration statement, preliminary prospectus, final prospectus, amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company through an instrument duly executed by such holders specifically for use in the preparation thereof, the Company shall not be so liable to such holders.

                  9.7 INDEMNIFICATION BY HOLDERS. It shall be a condition precedent to the obligation of the Company to take any action herein relating to the registration of any of the Registrable Shares that the Company shall have received from the holders of the Registrable Shares, if such holder wishes to register any of the Registrable Shares, (i) one or more written statements setting forth all information with respect to such holder, the Warrant Shares and the transaction or transactions which such holder contemplates with respect thereto, which any law, rule or regulation requires to be included in any registration statement with respect thereto, and (ii) an agreement satisfactory to the Company to indemnify and hold harmless, in the same manner and to the same extent as set forth herein, the Company, each director of the Company, each officer of the Company who signs such registration statement, and any person who controls the Company within the meaning of the Act, with respect to any actual or alleged untrue statement in, or omission from, such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such actual or alleged untrue statement or omission was made in reliance upon, and in conformity with, any written statement furnished to the Company by such holder specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement. The liability of any holder of Registrable Shares pursuant to this Section 9.7 shall be limited to the proceeds received by such holder from the sale of the Registrable Shares.

                  Section 10. MISCELLANEOUS.

                  10.1 NOTICES. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing, and mailed, delivered, sent by facsimile or sent by E-mail (with confirmation by mail to follow) to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given upon receipt; PROVIDED that any such communication which is not received during normal business hours of the recipient shall be deemed to be duly given at the opening of business on its next business day.

                  10.2 EXPENSES. The Company shall reimburse the Lender for all of their reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) in connection with the negotiation, execution and delivery of this Agreement and the other Transaction Documents up to a maximum aggregate amount of $50,000.

                  10.3 AMENDMENTS. Any provision of this Agreement may be modified, amended or waived, but only in writing signed by the Company, Daly and the Lender.

                  10.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  10.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  10.6 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  10.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                   THE PATHWAYS GROUP, INC.


                                   By     /s/ CAREY F. DALY, II
                                        -----------------------------
                                        Carey F. Daly, II
                                        President


                                   1221 North Dutton Avenue
                                   Santa Rosa, California 95401
                                   Telecopier No.: (707) 546-4041
                                   Telephone No.: (707) 546-3010


                                     /s/ CAREY F. DALY, II
                                   ----------------------------------
                                   CAREY F. DALY, II

                                   Address:
                                   1221 North Dutton Avenue
                                   Santa Rosa, California 95401
                                   Telecopier No.: (707) 546-4041
                                   Telephone No.: (707) 546-3010


                                   JOLSON MERCHANT PARTNERS GROUP LLC

                                   By   /s/ JOSEPH A. JOLSON
                                        -----------------------------
                                        Joseph A. Jolson
                                        Managing Member

                                   Address:
                                   One Embarcadero Center, Suite 2150
                                   San Francisco, CA  94111
                                   Telecopier No.: (415) 263-1336
                                   Telephone No.  (415) 263-1333

                                   HARVEST OPPORTUNITY PARTNERS L.P.

                                   By  JMP Asset Management Group, LLC
                                            General Partner
                                            By /s/  JOSEPH A. JOLSON
                                               -------------------------------
                                            Joseph A. Jolson
                                            Managing Member
                                            Address:
                                            One Embarcadero Center, Suite 2150
                                            San Francisco, CA  94111
                                            Telecopier No.: (415) 263-1336
                                            Telephone No.  (415) 263-1333